BRT APARTMENTS CORP.
REPORTS FOURTH QUARTER AND
FISCAL YEAR 2017 RESULTS

~ Reports Net Income of $0.97 per Diluted Share for 2017 ~
~ Completes More than $253 Million of Acquisitions in 2017 ~
~ Initiated a Quarterly Dividend ~

Great Neck, New York - December 14, 2017 - BRT APARTMENTS CORP. (NYSE:BRT) today announced its results of operations for the quarter and fiscal year ended September 30, 2017.

Jeffrey A. Gould, President and Chief Executive Officer of BRT commented: “It was a successful and active transactional year for us with $253 million of acquisitions as we continued to strengthen our portfolio and position the Company for continued success. We also initiated a quarterly dividend which demonstrates our confidence in our business model. We enter 2018 with a positive outlook for our portfolio and on our ability to continue to source accretive transactions as we prepare for the next stage of BRT’s growth.”

Results for the Three Months Ended September 30, 2017:

Net income attributable to common stockholders for the fourth quarter of 2017 was $5.5 million, or $0.39 per diluted share, compared to net income attributable to common stockholders of $2.9 million, or $0.21 per diluted share, for the 2016 period. Net income for the 2017 period includes $16.8 million of gain on sale of real estate. In accordance with an industry wide change in accounting standards, property acquisition costs of $377,000 were capitalized. Net income for the 2016 period includes $11.4 million of gain on sale of real estate and reflects expenses of $1.4 million of property acquisition costs.

Funds from Operations, or FFO, were $3.1 million or $0.22 per diluted share, in the fourth quarter of 2017, compared to $824,000, or $0.06 per diluted share, in the 2016 period. Adjusted Funds from Operations, or AFFO, were $3.9 million, or $0.27 per diluted share, in the fourth quarter of 2017, compared to AFFO of $2.4 million, or $0.18 per diluted share, in the 2016 period.

Total revenues for the three months ended September 30, 2017 grew 9.7% to $28.4 million from $25.9 million for the three months ended September 30, 2016. Total revenues increased primarily due to the operations of the multi-family properties acquired in 2017 and 2016. Total expenses for the current three months were $32.5 million compared to $28.9 million for the three months ended September 30, 2016 primarily due to additional operating expenses, interest expense and depreciation relating to multi-family properties acquired in 2017 and 2016.

Results for the Year Ended September 30, 2017:

Net income attributable to common stockholders in 2017 was $13.6 million, or $0.97 per diluted share, compared to net income of $31.3 million, or $2.23 per diluted share, in 2016. Net income for 2017 includes $52.6 million of gain on sale of real estate. In accordance with the industry wide change in accounting standards, property acquisition costs of $3.4 million were capitalized. The 2016 results include $12.7 million of income from the discontinued operations of the Newark Joint Venture, $46.5 million of gain on sale of real estate and $3.9 million of property acquisition costs, which were expensed.
FFO was $9.3 million, or $0.67 per diluted share, in 2017, compared to $6.6 million, or $0.47 per diluted share, in 2016. AFFO was $12.3 million, or $0.88 per diluted share, in 2017, compared to $10.9 million, or $0.78 per diluted share, in 2016.

Total revenues rose 7.4% to $105.8 million from $98.5 million in 2016. The increase is due to the revenues generated by multi-family properties acquired in 2017 and 2016.

Total expenses were $119.3 million as compared to $107.7 million in 2016 due primarily to additional operating expenses, depreciation and interest expense related to the multi-family properties acquired in 2017 and 2016.

Transaction Activity:

The Company continued to actively manage its portfolio through its opportunistic purchase and sale activities in 2017, completing over $423 million in cumulative transactions. Acquisitions contributed approximately $253.4 million of the total and dispositions of assets totaled approximately $169.8 million. Net proceeds from the dispositions are being reinvested in assets with longer-term potential. The Company’s weighted average internal rate of return for the sales completed in 2017 is 27.9%.

At September 30, 2017, BRT owns 33 multi-family properties with an aggregate of 9,568 units. The majority of the Company’s properties are located in the Southeast United States and Texas.

Capital Markets:

On September 12, 2017, the Board of Directors renewed, effective October 1, 2017, the Company’s stock buyback plan which authorizes the Company to repurchase up to $5 million of common stock. The repurchase program will be in effect through September 30, 2019.

Balance Sheet:

    At September 30, 2017, the Company had $12.4 million of cash and cash equivalents, total assets of $993.9 million, total debt of $734.8 million, net of $6.7 million of deferred costs, and total stockholders’ equity of $166.0 million. At November 30, 2017, the Company had approximately $20.3 million of cash and cash equivalents.

Dividend Initiation:

On September 12, 2017, the Board of Directors initiated and declared a dividend of $0.18 per share of common stock. The dividend was payable on October 4, 2017 to stockholders of record on September 25, 2017.

On December 5, 2017, the Board of Directors declared a dividend of $0.18 per share, payable on January 5, 2018 to stockholders of record on December 22, 2017.

Subsequent Events:

Subsequent to September 30, 2017, the Company sold Waverly Place Apartments, a multi-family property located in Melbourne, Florida, for a sales price of $22.3 million. The Company estimates that its share of the gain, which will be recognized in the first quarter of fiscal 2018, will be approximately $9.9 million.

On December 7, 2017, BRT, through a joint venture in which it has an 80% ownership interest, purchased a 204 unit, multi-family property located in Madison, Alabama for $18.4 million, including a ten year, 4.08% fixed rate mortgage of $15 million. The property, Magnolia Pointe at Madison, was built in 1991 and features large units with up to four bedrooms.

Supplemental Financial Information:

In an effort to enhance its financial disclosures to investors, BRT has posted a supplemental financial information report which can be accessed on the Company’s website at www.brtapartments.com under the caption “Investor Relations - Financial Statements and SEC Filings.”

Non-GAAP Financial Measures:

BRT discloses FFO and AFFO because it believes that such metrics are widely recognized and appropriate measure of the performance of an equity REIT.

BRT computes FFO in accordance with the "White Paper on Funds from Operations" issued by the National Association of Real Estate Investment Trusts ("NAREIT") and NAREIT's related guidance.  FFO is defined in the White Paper as net income (loss) (computed in accordance with generally accepting accounting principles), excluding gains (or losses) from sales of property, plus depreciation and amortization, plus impairment write-downs of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. In computing FFO, BRT does not add back to net income the amortization of costs in connection with its financing activities or depreciation of non-real estate assets. BRT computes AFFO by adjusting FFO for loss on extinguishment of debt, straight-line rent accruals, restricted stock and restricted stock unit expense and deferred mortgage costs (including its share of its unconsolidated joint ventures). Since the NAREIT White Paper only provides guidelines for computing FFO, the computation of AFFO may vary from one REIT to another.

BRT believes that FFO and AFFO are useful and standard supplemental measures of the operating performance for equity REITs and are used frequently by securities analysts, investors and other interested parties in evaluating equity REITs, many of which present FFO and AFFO when reporting their operating results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate assets, which assures that the value of real estate assets diminish predictability over time. In fact, real estate values have historically risen and fallen with market conditions. As a result, BRT believes that FFO and AFFO provide a performance measure that when compared year over year, should reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs and other matters without the inclusion of depreciation and amortization, providing a perspective that may not be necessarily apparent from net income. BRT also considers FFO and AFFO to be useful in evaluating potential property acquisitions.

FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. FFO and AFFO should not be considered to be an alternative to net income as a reliable measure of our operating performance; nor should FFO and AFFO be considered an alternative to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.  FFO and AFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements.

Management recognizes that there are limitations in the use of FFO and AFFO. In evaluating BRT’s performance, management is careful to examine GAAP measures such as net income (loss) and cash flows from operating, investing and financing activities. Management also reviews the reconciliation of net income (loss) to FFO and AFFO.

Forward Looking Information:

Certain information contained herein is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “apparent,” “experiencing” or similar expressions or variations thereof.  Forward looking statements, including statements with respect to BRT’s multi-family property acquisition and ownership activities, involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT’s control and could materially affect actual results, performance or achievements.  Investors are cautioned not to place undue reliance on any forward-looking statements and to carefully review the section entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2017.

Additional information:

BRT is a real estate investment trust that owns, operates and develops multi-family properties, and owns, operates and develops other commercial and mixed use real estate assets.  Interested parties are urged to review the Form 10-K filed with the Securities and Exchange Commission for the year ended September 30, 2017 for further details. The Form 10-K can also be linked through the “Investor Relations” section of BRT’s website. For additional information on BRT’s operations, activities and properties, please visit its website at www.brtapartments.com.

Contact:  Investor Relations

BRT APARTMENTS CORP.
60 Cutter Mill Road
Suite 303
Great Neck, New York 11021
Telephone (516) 466-3100
Telecopier (516) 466-3132
www.BRTApartments.com

BRT APARTMENTS CORP. AND SUBSIDIARIES
CONDENSED BALANCE SHEETS
(Dollars in thousands)

	September 30, 2017	September 30, 2016
ASSETS
Real estate properties, net of accumulated depreciation	$902,281	$759,576
Real estate loan	5,500	19,500
Cash and cash equivalents	12,383	27,399
Restricted cash	6,151	7,383
Other assets	58,613	27,045
Real estate properties held for sale	8,969	33,996
Total Assets	$993,897	$874,899

LIABILITIES AND EQUITY
Mortgages payable	$697,826	$588,457
Junior subordinated notes	37,018	36,998
Accounts payable and accrued liabilities	22,348	20,716
Mortgage payable held for sale	—	27,052
Total Liabilities	757,192	673,223

Total BRT Apartments Corp. stockholders’ equity	165,996	151,290
Non-controlling interests	70,709	50,386
Total Equity	236,705	201,676
Total Liabilities and Equity	$993,897	$874,899

BRT APARTMENTS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Rental and other revenues from real estate properties	28,073	25,211	$104,477	$95,202
Other income	314	678	1,294	3,319
Total revenues	28,387	25,889	105,771	98,521
Expenses:
Real estate operating expenses	13,641	12,342	51,279	47,519
Interest expense	7,902	6,284	28,171	23,878
Advisor’s fees, related party	—	—	—	693
Property acquisition costs	—	1,434	—	3,852
General and administrative	2,100	2,134	9,396	8,536
Depreciation	8,861	6,693	30,491	23,180
Total expenses	32,504	28,887	119,337	107,658
Total revenue less total expenses	(4,117)	(2,998)	(13,566)	(9,137)
Equity in loss of unconsolidated joint ventures	(77)	—	(384)	—
Gain on sale of real estate	16,763	11,379	52,601	46,477
Gain on sale of partnership interest	—	—	—	386
Loss on extinguishment of debt	(664)	(1,879)	(1,463)	(4,547)
Income from continuing operations	11,905	6,502	37,188	33,179
Provision for taxes	61	700	1,560	700
Income from continuing operations, net of taxes	11,844	5,802	35,628	32,479
Income (loss) from discontinued operations	—	—	—	12,679
Net income (loss)	11,844	5,802	35,628	45,158
(Income) attributable to non-controlling interests	(6,383)	(2,895)	(22,028)	$(13,869)
Net income (loss) attributable to common stockholders	$5,461	$2,907	13,600	31,289

Basic and diluted per share amounts attributable to common stockholders:
Income (loss) from continuing operations	$0.39	$0.21	$0.97	$1.21
Income (loss) from discontinued operations	—	—	—	1.02
Basic and diluted earnings (loss) per share	$0.39	$0.21	$0.97	$2.23

Funds from operations - Note 1	3,080	824	$9,349	$6,643
Funds from operations per common share - diluted - Note 2	$0.22	$0.06	$0.67	$0.47

Adjusted funds from operations - Note 1	$3,880	$2,414	$12,298	$10,911
Adjusted funds from operations per common share - diluted -Note 2	$0.27	$0.18	$0.88	$0.78

Weighted average number of common shares outstanding:
Basic	14,023,735	13,903,639	13,993,638	14,017,279
Diluted	14,123,735	13,903,639	14,018,843	14,017,279

BRT APARTMENTS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2017	2016	2017	2016
Note 1:
Funds from operations is summarized in the following table:
Net income attributable to common stockholders	$5,461	$2,907	$13,600	$31,289
Add: depreciation of properties	8,861	6,693	30,491	24,329
Add: our share of depreciation in unconsolidated joint ventures	216	5	737	20
Add: amortization of deferred leasing costs	—	—	—	15
Deduct: gain on sale of real estate and partnership	(16,763)	(11,378)	(52,601)	(62,330)
Adjustments for non-controlling interests	5,305	2,597	17,122	13,320
NAREIT Funds from operations attributable to common stockholders	$3,080	$824	$9,349	$6,643

Adjustments for straight line rent accruals	(10)	(70)	(56)	(200)
Add: loss on extinguishment of debt	664	1,879	1,463	4,547
Add: amortization of restricted stock and restricted stock units	155	316	1,218	1,005
Add: amortization of deferred mortgage costs	370	229	1,244	1,645
Adjustments for non-controlling interests	(379)	(764)	(920)	(2,729)
Adjusted funds from operations attributable to common shareholders	$3,880	$2,414	$12,298	$10,911

Note 2:
Funds from operations per share is summarized in the following table:
GAAP Net income attributable to common shareholders	$0.39	$0.21	$0.97	$2.23
Add: depreciation of properties	0.62	0.48	2.18	1.74
Add: our share of depreciation in unconsolidated joint ventures	0.02	—	0.05	—
Add: amortization of deferred leasing costs	—	—	—	—
Deduct: gain on sale of real estate asset	(1.19)	(0.82)	(3.75)	(4.45)
Adjustments for non-controlling interests	0.38	0.19	1.22	0.95
NAREIT Funds from operations per common share basic and diluted	$0.22	$0.06	$0.67	$0.47

Adjustments for straight line rent accruals	—	(0.01)	—	(0.01)
Add: loss on extinguishment of debt	0.04	0.14	0.10	0.32
Add: amortization of restricted stock and restricted stock units	0.01	0.02	0.09	0.07
Add: amortization of deferred mortgage costs	0.03	0.02	0.09	0.12
Adjustments for non-controlling interests	(0.03)	(0.05)	(0.07)	(0.19)
Adjusted funds from operations per common share basic and diluted	$0.27	$0.18	$0.88	$0.78